Exhibit 4.4
* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
English translation for as reference only
Supplemental Agreement (X) to Polysilicon Supply Contract

Party A:	JingAo Solar Co., Ltd.
JA Solar Technology Yangzhou Co., Ltd.

Party B (one of the sellers under the Original Contract and its supplemental):
Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.
Jiangsu GCL Silicon Technology Development Co., Ltd.
Suzhou GCL Photovoltaic Technology Co., Ltd.

Party C (one of the sellers under the Original Contract and its supplemental):
Nanjing GCL Photovoltaic Power Technology Co., Ltd.
Changzhou GCL Photovoltaic Technology Co., Ltd.
WHEREAS,
The Buyers and the Sellers entered into a Silicon Wafer Supply Contract dated April 7, 2008 (contract No.: SSC000120), and a Polysilicon Supply Contract dated August 17, 2008 (contract No.: SSC00230) (respectively referred to as the “Silicon Wafer Supply Contract” and the “Polysilicon Supply Contract”) (collectively referred to as the “Original Contracts”), as well as related supplemental to the Original Contracts (see Schedule 1 for the list of supplemental, collectively referred to as the “Original Supplemental”).
NOW, THEREFORE, the Buyers and the Sellers, restating the effectiveness of the Original Contract, based on the principles of equality and voluntariness, and through thorough negotiations, hereby agree and intend to be bound by the following amendments to the Original Contracts and the Original Supplemental to the Original Contracts, including without limitation, the prices and goods delivery schedule and content set out therein, etc.:

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
1.	Party A, Party B and Party C agree that, upon the execution of this Supplemental Agreement Party C will no longer be the seller under the Original Contracts and the Original Supplemental, as well as this Supplemental Agreement, will no longer assume any of the responsibilities and obligations of sellers under the Original Contracts and the Original Supplemental, nor enjoy any seller’s rights. Party B continues to be the seller under the Original Contract, the Original Supplemental and this Supplemental Agreement in accordance with the provisions of Supplemental IX, and continues to enjoy and perform the rights and obligations under the Original Contract, the Original Supplemental and this Supplemental Agreement. Entities of Party B will not assume any joint and several liability to each other
Party A shall continue to perform all the obligations including payment obligation under the Original Contract, the Original Supplemental and this Supplemental Agreement towards Party B. In the case of Party A’s default, all entities of Party B have the right to claim against Party A for its breaching liabilities in accordance with the Original Contract and this Supplemental Agreement.
2.	Goods Details And Price Settlement

2.1	Goods and Price
Each of Party B will provide the following goods from 2011 to 2015. As the Sellers under the Original Contract, the Original Supplemental and this Supplemental Agreement, Jiangsu GCL Silicon Technology Development Co., Ltd. and Suzhou GCL Silicon Technology Co., Ltd. will be responsible for the supply of silicon wafer. And Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd., as the Seller under Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd., will be responsible for the supply of polysilicon.
Types of Goods:
•	Polysilicon

•	156*156 silicon wafer
2.2	Quantity of Goods
Party A and Party B agree that, the formula for conversion between silicon wafer and polysilicon is: the output power of each piece of 156*156 silicon wafer is 4 watt/piece, and the polysilicon consumption of one watt output power per piece is 6.0g/w. The quantity of goods to be supplied during 2011 to 2015 by Party B to Party A as set forth in the Original Contracts and the Original Supplemental shall be amended as follows (refer to below Table A and Table B). In the meanwhile, Party A and Party B intend to continue the cooperation during the period of 2016-1020. Party A and Party B agree upon the tentative goods supply plan for 2016-2020 as specified in below Table C. Party A and Party B agree that the supply quantity and goods unit price specified in Table C are only for reference, subject to the negotiations between them.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
Table A: Monthly goods supply plan for 2011
2011

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total

Polysilicon (ton)	***	***	***	***	***	***	***	***	***	***	***	***	***

Unit price (RMB/kg)	***	***	***	***	***	***	***	***	***	***	***	***

Conversion (MW)	***	***	***	***	***	***	***	***	***	***	***	***	***

Price (ten thousand RMB)	***	***	***	***	***	***	***	***	***	***	***	***	***

Silicon Wafer (10,000 pieces)	***	***	***	***	***	***	***	***	***	***	***	***	***

Unit price (RMB/piece)	***	***	***	***	***	***	***	***	***	***	***	***

Conversion (MW)	***	***	***	***	***	***	***	***	***	***	***	***	***

Price (ten thousand RMB)	***	***	***	***	***	***	***	***	***	***	***	***	***
Note: A. Party B supplies the polysilicon and silicon wafer according to the following table.
B. A fluctuation of actual monthly supply may be allowed within the range of***of the agreed quantity set out above, however provided that, the annual supply by Party B should not be lower than the total annual quantity as set forth above.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
C. The amount of monthly supply by Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. should not be lower than the total amount setting off the advance mount for that month.
Table B: Supply details for 2011-2015 (unit price for reference, subject to Party A and Party B’s negotiation)

	2012	2013	2014	2015	Total

Polysilicon (ton)	***	***	***	***	***

Unit price (RMB/kg)	***	***	***	***

Amount (ten thousand RMB)	***	***	***	***	***

Silicon Wafer (ten thousand pieces)	***	***	***	***	***

Unit price (RMB/piece)	***	***	***	***

Amount (ten thousand RMB)	***	***	***	***	***

Conversion (MW)	***	***	***	***	***
Table C: Supply plan for 2016-2020 (proposed)

	2016	2017	2018	2019	2020	Total

Silicon Wafer (ten thousand pieces)	***	***	***	***	***	***

Unit price (RMB/piece)	***	***	***	***	***

Amount (ten thousand RMB)	***	***	***	***	***	***

Conversion (MW)	***	***	***	***	***	***

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
2.3	Price negotiation mechanism
A.	Party A and Party B agree that, if the market price for the polysilicon, the material for manufacturing the silicon wafer, increases, then Party B has the right to adjust the unit price set out in above Table A and Table B for *** of supplied goods for the month. Party A and Party B agree to confirm the adjusted unit price by negotiation by the 20th day of previous month. In principle, the adjusted price should not be higher than ***. If negotiations fail, then the adjusted unit price for *** of supplied goods set out in Table A and Table B for that month shall be implemented as ***
B.	Party A and Party B agree that in 2011 the negotiation on goods unit price will be conducted quarterly, and the unit price will be decided by the two Parties before the 20th of the last month in each quarter. If Party A and Party do not reach consensus regarding the price for a new quarter, then the price of previous quarter shall be implemented. Note: Above mentioned unit price includes 17% value-added tax.
C.	Party A and Party B warrant that when the market price is floating beyond *** of the unit price of the month, they will renegotiate the unit price of the Silicon Wafer.***
Table D:

Total contractual price for 2011-2020 (ten thousand RMB)	***

Total contractual watts for 2011-2020 (MW)	***
2.4	Payment
A.	Unless confirmed by Party A and Party B in writing, otherwise the supplier hereunder is the Party being paid related amount, and the Party accepting goods is the Party making payment of such related amount.
B.	Party A will make payment of the outstanding amount for above mentioned goods after deducting the advance payment in***installments for each month. This obligation shall be deemed as a definite, independent and unconditional obligation of Party A. Party A should not refuse the performance of this payment obligation unless there is any agreed change, or the two Parties have not reach any agreement regarding the new price although change is allowed.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
3.	Quality Specifications
The quality standards are specified in the Original Contracts, the memorandum and related agreements.
4.	Advance Payment Setting-off
4.1	The advance payment mentioned herein refers to the non-refundable and irrevocable payment similar to a down payment.
4.2	Party B warrants that there will be a monthly setting-off of***the total goods amount in average from ***, and a monthly setting-off of *** against the total goods amount in average from January 2012 until the advance payment is used out for setting-off.
4.3	The paying Party may fully deduct the setting-off amount set out in above Article 4.2 from the second transaction for the month, until the setting-off amount for that month is used out.
5.	Effectiveness
5.1	Party A and Party B confirm that, the representatives signing on this Supplemental Agreement have been duly authorized by each Party. This Supplemental Agreement becomes effective upon being signed by authorized representatives of the Parties and affixed with the seals of the Parties.
5.2	This Supplemental Agreement is initialed by the authorized representatives of the Parties or affixed with seals of the Parties on perforation.
5.3	This Supplemental Agreement should not be unilaterally terminated or changed without the agreement by the Parties through negotiation.
6.	Miscellaneous
This Supplemental Agreement is made in fourteen (14) original copies, each Party holding two (2) copies. Each original copy has the same legal effect.
(no text below)

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
Appendix 1: List of Supplemental
Supplemental (I) dated August 17, 2008
Supplemental (II) dated April 29, 2009
Supplemental (III) dated June 11, 2009
Supplemental (IV) dated August 10, 2009
Supplemental (V) dated November 29, 2009
Supplemental (VI) dated January 2010
Memorandum Re. Supplemental (VI) dated February 2010
Memorandum (II) Re. Supplemental (VI) dated March 2010
Memorandum (III) Re. Supplemental (VI) dated March 2010
Supplemental (VII) dated April 2010
Memorandum Re. Supplemental (VII) dated May 2010
Memorandum (II) Re. Supplemental (VII) dated June 2010
Memorandum Re. Supplemental (VIII) dated July 2010
Memorandum (II) Re. Supplemental (VIII) dated August 2010
Supplemental (IX) dated September 2010

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
(signature page)

Party A:	JingAo Solar Co., Ltd. (seal)

By: /s/ (Legal representative or authorized representative)

JA Solar Technology Yangzhou Co., Ltd. (seal)

By: /s/ (Legal representative or authorized representative)

Party B:	Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. (seal)

By: /s/ (Legal representative or authorized representative)

Jiangsu GCL Silicon Technology Development Co., Ltd. (seal)

By: /s/ (Legal representative or authorized representative)

Suzhou GCL Photovoltaic Technology Co., Ltd. (seal)

By: /s/ (Legal representative or authorized representative)

Party C:	Nanjing GCL Photovoltaic Power Technology Co., Ltd. (seal)

By: /s/ (Legal representative or authorized representative)

Changzhou GCL Photovoltaic Technology Co., Ltd. (seal)

By: /s/ (Legal representative or authorized representative)